Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

Galaxy Nutritional Foods, Inc.

to

Andromeda Acquisition Corp.,

a wholly owned subsidiary of

MW1 LLC

(not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

EASTERN TIME, ON MARCH 16 2009, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates (“Share Certificates”) representing shares of common stock, par value $0.01 per share (“Shares”), of Galaxy Nutritional Foods, Inc., a Delaware corporation, are not immediately available, (ii) Share Certificates and all other required documents cannot be delivered to Continental Stock Transfer & Trust Company, the depositary for the Offer (the “Depositary”) prior to the expiration date of the Offer, or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand or by mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase dated February 13, 2009 (the “Offer to Purchase”)). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By First Class Mail or Certified or Express Delivery:	By Facsimile:	By Hand:

Continental Stock Transfer & Trust Company	Continental Stock Transfer & Trust Company	Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor	(212) 616-7610	17 Battery Place, 8th Floor
New York, NY 10004	Confirm faxes by calling:	New York, NY 10004
Attn: Reorganization Department	(212) 509-4000 ext. 536	Attn: Reorganization Department

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal for the Offer is required to be guaranteed by an “Eligible Institution” (as defined in Section 3 of the Offer to Purchase) under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and Shares to the Depositary in the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The guarantee on the following pages must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Andromeda Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of MW1 LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

(Check box if Shares will be tendered by book-entry transfer) ☐ The Depository Trust Company

Account Number at The Depository Trust Company:

Date:

Name(s) of Record Holder(s):

(Please Print or Type)

Address(es):

(Include Zip Code)

Daytime Area Code and Tel. No.:

Signature (s):

Dated:

GUARANTEE

(not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program, the New York Stock Exchange Medallion Signature Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered herewith, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal for the Offer, with any required signature guarantees, or an Agent’s Message (as defined in Section 2 of the Offer to Purchase), and any other required documents, within three trading days (as described in the Letter of Transmittal for the Offer) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver a Letter of Transmittal for the Offer or an Agent’s Message and Certificates for Shares or a Book-Entry Confirmation to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address(es):

(Include Zip Code)

Area Code and Tel. No.:

AUTHORIZED SIGNATURE

Name:

(Please Type or Print)

Title:

Date:

Signature(s):

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL FOR THE OFFER.